EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the use in this Registration Statement on Form S-8 of our report dated February 28, 1997, March 27, 1997 as to note 11 and April 15, 1997 as to note 5 relating to the consolidated financial statements of Gaylord Companies, Inc. and the reference to our firm in this Registration Statement.



                                    /s/ Feldman Radin & Co., P.C.
                                    FELDMAN RADIN & CO., P.C.
                                    Certified Public Accountants

New York, New York
September 24, 1997